Exhibit 99.1
SelectQuote, Inc. Reports First Quarter 2023 Results

First Quarter of Fiscal Year 2023 – Consolidated Earnings Highlights

•Revenue of $162.5 million
•Net loss of $42.5 million
•Adjusted EBITDA* of $(27.5) million

Reaffirming Fiscal Year 2023 Guidance Ranges:

•Revenue expected in a range of $850 million to $950 million
•Net loss expected in a range of $113 million to $89 million
•Adjusted EBITDA* expected in a range of $(20) million to $10 million

First Quarter of Fiscal Year 2023 – Segment Highlights

Senior
•Revenue of $77.5 million
•Adjusted EBITDA* of $(3.9) million
•Approved Medicare Advantage policies of 83,173

Healthcare Services
•Revenue of $43.1 million
•Adjusted EBITDA* of $(11.8) million
•Over 32,000 SelectRx members

Life
•Revenue of $36.8 million
•Adjusted EBITDA* of $5.2 million

Auto & Home
•Revenue of $7.1 million
•Adjusted EBITDA* of $2.4 million

OVERLAND PARK, Kan., November 3, 2022--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the first quarter of fiscal year 2023 of $162.5 million compared to consolidated revenue for the first quarter of fiscal year 2022 of $156.1 million. Consolidated net loss for the first quarter of fiscal year 2023 was $42.5 million compared to consolidated net loss for the first quarter of fiscal year 2022 of $48.2 million. Finally, consolidated Adjusted EBITDA* for the first quarter of fiscal year 2023 was $(27.5) million compared to consolidated Adjusted EBITDA* for the first quarter of fiscal year 2022 of $(47.9) million.

Chief Executive Officer Tim Danker remarked, “SelectQuote performed ahead of our expectations across each of our businesses in the fiscal first quarter. The Senior business continued to advance our strategy and demonstrated strong gains in unit operating leverage for the third consecutive quarter. Our agents were hired, trained, and prepared for the ongoing Medicare Advantage annual enrollment period earlier than in previous seasons and this year we expect significant efficiency gains given a higher mix of tenured core Senior agents.”

“Our SelectRx and Population Health platform also continues to grow rapidly. We expect increasing contribution to our cash flow and profitability from SelectRx as the business scales in fiscal 2023. With over 32,000 members at quarter-end, we believe SelectRx validates SelectQuote’s differentiated ability to leverage our connectivity and information advantages within healthcare services to drive value to patients, caregivers and our insurance carrier partners.”

Mr. Danker continued, “Given the strong start to our fiscal year, we reaffirm our full-year 2023 financial guidance ranges, and we look forward to sharing our results following the Medicare AEP season.”

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

Segment Results

We currently report on four segments: 1) Senior, 2) Healthcare Services, 3) Life, and 4) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA*. Costs of revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, cost of goods sold, marketing and advertising, technical development, and selling, general, and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
Revenue	$77,513	$100,604	(23)%
Adjusted EBITDA*	(3,853)	(29,041)	87%
Adjusted EBITDA Margin*	(5)%	(29)%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended September 30,
	2022	2021	% Change
Medicare Advantage	90,028	95,789	(6)%
Medicare Supplement	665	1,812	(63)%
Dental, Vision and Hearing	16,334	28,604	(43)%
Prescription Drug Plan	364	873	(58)%
Other	2,026	3,562	(43)%
Total	109,417	130,640	(16)%

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended September 30,
	2022	2021	% Change
Medicare Advantage	83,173	84,116	(1)%
Medicare Supplement	500	1,398	(64)%
Dental, Vision and Hearing	12,275	22,223	(45)%
Prescription Drug Plan	390	868	(55)%
Other	1,662	2,880	(42)%
Total	98,000	111,485	(12)%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended September 30,
(dollars per policy):	2022	2021	% Change
Medicare Advantage	$780	$978	(20)%
Medicare Supplement	1,132	1,439	(21)%
Dental, Vision and Hearing	68	152	(55)%
Prescription Drug Plan	233	310	(25)%
Other	74	111	(33)%

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
Revenue	$43,067	$5,983	620%
Adjusted EBITDA*	(11,787)	(3,930)	(200)%
Adjusted EBITDA Margin*	(27)%	(66)%

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

Operating Metrics

Members

The total number of SelectRx members represents the amount of customers to which an order has been shipped, as this is the primary key driver of revenue for Healthcare Services.

The following table shows the total number of SelectRx members for the periods presented:

	Three Months Ended September 30,
	2022	2021
Total SelectRx Members	32,596	5,006

Combined Senior and Healthcare Services - Consumer Per Unit Economics

The opportunity to leverage our existing database and distribution model to improve access to healthcare services for our consumers has created a need for us to review our key metrics related to our per unit economics. As we think about the revenue and expenses for Healthcare Services, we note that they are derived from the marketing acquisition costs associated with the sale of an MA or MS policy, some of which costs are allocated directly to Healthcare Services, and therefore determined that our per unit economics measure should include components from both Senior and Healthcare Services. See details of revenue and expense items included in the calculation below.

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy and other revenue per MA/MS policy represents revenue from Healthcare Services, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

	Twelve Months Ended September 30,
(dollars per approved policy):	2022	2021
Medicare Advantage and Medicare Supplement approved policies	665,358	526,212
Medicare Advantage and Medicare Supplement commission per MA/MS policy	$902	$1,223
Other commission per MA/MS policy	22	37
Pharmacy and other revenue per MA/MS policy	(4)	189
Total revenue per MA/MS policy	920	1,449
Total operating expenses per MA/MS policy	(1,185)	(1,065)
Adjusted EBITDA per MA/MS policy (1)	$(265)	$384
Adjusted EBITDA Margin per MA/MS policy (1)	(29)%	27%
Revenue/CAC multiple	1.8X	2.8X
(1) These financial measures are not calculated in accordance with GAAP. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” for information regarding our use of these non-GAAP financial measures and a reconciliation of such measures to their nearest comparable financial measures calculated and presented in accordance with GAAP.

Total revenue per MA/MS policy decreased 37% for the twelve months ended September 30, 2022, compared to the twelve months ended September 30, 2021, with the decrease due to the lower Senior LTV and the downward Senior revenue adjustments from a change in estimate of MA cohort transaction prices discussed in our Annual Report. Total cost per policy increased 11% for the twelve months ended September 30, 2022, compared to the twelve months ended September 30, 2021, driven by an increase in the operating expenses from Healthcare Services due to the growth of the business over the last twelve months, offset by a decrease in our marketing and advertising costs over the last three quarters.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
Revenue	$36,835	$45,982	(20)%
Adjusted EBITDA*	5,225	854	512%
Adjusted EBITDA Margin*	14%	2%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
Term Premiums	$15,098	$15,510	(3)%
Final Expense Premiums	22,364	34,052	(34)%
Total	$37,462	$49,562	(24)%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended September 30,
(in thousands)	2022	2021	% Change
Revenue	$7,082	$7,469	(5)%
Adjusted EBITDA*	2,441	1,374	78%
Adjusted EBITDA Margin*	34%	18%

Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended September 30,
(in thousands):	2022	2021	% Change
Premiums	$11,549	$13,258	(13)%

*See reconciliation from GAAP to non-GAAP measures starting on page 12.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community today, Thursday, November 3, 2022, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://www.netroadshow.com/events/login?show=3c1a33c7&confId=42911. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across Insurance, Medicare, Pharmacy, and Value-Based Care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a specialized medication management pharmacy, and Population Health which proactively connects its members with best-in-class healthcare services that fit each member's unique healthcare needs. The platform improves health outcomes and lowers healthcare costs through proactive engagement and access to high-value healthcare solutions.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2022	June 30, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,083	$140,997
Accounts receivable, net of allowances of $1.3 million and $0.6 million, respectively	122,978	129,748
Commissions receivable-current	169,965	116,277
Other current assets	14,259	15,751
Total current assets	378,285	402,773
COMMISSIONS RECEIVABLE—Net	704,673	722,349
PROPERTY AND EQUIPMENT—Net	38,178	41,804
SOFTWARE—Net	16,351	16,301
OPERATING LEASE RIGHT-OF-USE ASSETS	28,265	28,016
INTANGIBLE ASSETS—Net	29,802	31,255
GOODWILL	29,136	29,136
OTHER ASSETS	24,624	18,418
TOTAL ASSETS	$1,249,314	$1,290,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,557	$24,766
Accrued expenses	17,093	26,002
Accrued compensation and benefits	38,723	42,150
Operating lease liabilities—current	6,245	5,261
Current portion of long-term debt	17,387	7,169
Contract liabilities	41,847	3,404
Other current liabilities	3,403	4,761
Total current liabilities	145,255	113,513
LONG-TERM DEBT, NET—less current portion	672,872	698,423
DEFERRED INCOME TAXES	37,667	50,080
OPERATING LEASE LIABILITIES	33,058	33,946
OTHER LIABILITIES	3,764	2,985
Total liabilities	892,616	898,947

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,665	1,644
Additional paid-in capital	558,501	554,845
Accumulated deficit	(219,584)	(177,100)
Accumulated other comprehensive income	16,116	11,716
Total shareholders’ equity	356,698	391,105
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,249,314	$1,290,052

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2022	2021
REVENUE:
Commission	$106,335	$130,807
Pharmacy	41,093	4,467
Other	15,056	20,805
Total revenue	162,484	156,079

OPERATING COSTS AND EXPENSES:
Cost of revenue	65,164	86,791
Cost of goods sold—pharmacy revenue	42,354	4,871
Marketing and advertising	57,594	90,677
Selling, general, and administrative	30,706	23,895
Technical development	6,182	5,853
Total operating costs and expenses	202,000	212,087

LOSS FROM OPERATIONS	(39,516)	(56,008)

INTEREST EXPENSE, NET	(16,736)	(8,535)
OTHER INCOME (EXPENSE), NET	158	(102)
LOSS BEFORE INCOME TAX BENEFIT	(56,094)	(64,645)
INCOME TAX BENEFIT	(13,610)	(16,413)

NET LOSS	$(42,484)	$(48,232)

NET LOSS PER SHARE:
Basic	$(0.26)	$(0.29)
Diluted	$(0.26)	$(0.29)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	164,824	163,692
Diluted	164,824	163,692

OTHER COMPREHENSIVE INCOME (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	4,400	(6)
OTHER COMPREHENSIVE INCOME (LOSS)	4,400	(6)
COMPREHENSIVE LOSS	$(38,084)	$(48,238)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,484)	$(48,232)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	6,802	5,103
Loss on disposal of property, equipment, and software	325	350
Share-based compensation expense	2,630	2,215
Deferred income taxes	(13,931)	(16,784)
Amortization of debt issuance costs and debt discount	1,612	862
Write-off of debt issuance costs	710	—
Accrued interest payable in kind	1,307	—
Non-cash lease expense	1,103	994
Changes in operating assets and liabilities:
Accounts receivable, net	34,770	21,180
Commissions receivable	(36,012)	(57,775)
Other assets	1,271	(2,957)
Accounts payable and accrued expenses	(10,496)	(6,942)
Operating lease liabilities	(1,256)	(1,267)
Other liabilities	6,479	16,178
Net cash used in operating activities	(47,170)	(87,075)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(298)	(7,824)
Purchases of software and capitalized software development costs	(2,087)	(3,016)
Acquisition of business	—	(6,927)
Net cash used in investing activities	(2,385)	(17,767)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loans	(8,917)	—
Payments on other debt	(44)	(46)
Proceeds from common stock options exercised and employee stock purchase plan	1,079	2,194
Payments of tax withholdings related to net share settlement of equity awards	(32)	(142)
Payments of debt issuance costs	(10,110)	—
Payment of acquisition holdback	(2,335)	—
Net cash (used in) provided by financing activities	(20,359)	2,006
NET DECREASE IN CASH AND CASH EQUIVALENTS	(69,914)	(102,836)
CASH AND CASH EQUIVALENTS—Beginning of period	140,997	286,454
CASH AND CASH EQUIVALENTS—End of period	$71,083	$183,618

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

	Three Months Ended September 30, 2022
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$77,513	$43,067	$36,835	$7,082	$(2,013)	$162,484
Operating expenses	(81,366)	(54,854)	(31,811)	(4,640)	(17,446)	(190,117)
Other income (expense), net	—	—	201	(1)	(42)	158
Adjusted EBITDA	(3,853)	(11,787)	5,225	2,441	(19,501)	(27,475)
Share-based compensation expense						(2,630)
Transaction costs						(2,126)
Depreciation and amortization						(6,802)
Loss on disposal of property, equipment, and software						(325)
Interest expense, net						(16,736)
Income tax benefit						13,610
Net loss						$(42,484)

	Three Months Ended September 30, 2021
(in thousands)	Senior	Healthcare Services	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$100,604	$5,983	$45,982	$7,469	$(3,959)	$156,079
Operating expenses	(129,645)	(9,913)	(45,128)	(6,095)	(13,084)	(203,865)
Other expenses, net	—	—	—	—	(102)	(102)
Adjusted EBITDA	(29,041)	(3,930)	854	1,374	(17,145)	(47,888)
Share-based compensation expense						(2,215)
Non-recurring expenses						(554)
Depreciation and amortization						(5,103)
Loss on disposal of property, equipment, and software						(350)
Interest expense, net						(8,535)
Income tax benefit						16,413
Net loss						$(48,232)

SELECTQUOTE, INC. AND SUBSIDIARIES
Net Loss to Adjusted EBITDA Reconciliation
(Unaudited)

Guidance net loss to Adjusted EBITDA reconciliation, year ending June 30, 2023:

(in thousands)	Range
Net loss	$(113,000)	$(89,000)
Income tax benefit	(33,000)	(29,000)
Interest expense, net	74,000	74,000
Depreciation and amortization	24,000	24,000
Share-based compensation expense	12,000	12,000
Non-recurring expenses	16,000	18,000
Adjusted EBITDA	$(20,000)	$10,000